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                                                                     EXHIBIT 3.7


                          CERTIFICATE OF INCORPORATION

                                       OF

                          SYNCHRO-START PRODUCTS, INC.

            FIRST: The name of said corporation shall be SYNCHRO-START PRODUCTS, INC. The corporation shall be governed by the General Corporation Law of Delaware.

            SECOND: The respective names of the County and of the City within the County in which the registered office of the corporation is to be located in the State of Delaware are the County of Kent and the City of Dover. The name of the registered agent of the corporation is The Prentice-Hall Corporation System, Inc. The street and number of said registered office and the address by street and number of said registered agent is 229 South State Street, Dover, Delaware.

            THIRD: The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

            To develop, invent, perfect, manufacture, buy, sell, use, lease, export, install, service, operate or in any other manner deal in and with, the whole or any part or parts of, physical, including mechanical, electrical, electronic, optical, atomic or magnetic, articles, equipment, appliances, devices, components or systems of all kinds, including without limitation switches, governors, solenoids and engine control products, components, and systems, or any article or articles which may be used directly or indirectly in connection with the manufacture, sale, service, operation or distribution of any of the objects hereinbefore enumerated or referred to and all materials, accessories and parts used in connection therewith.

            To engage in, carry on and conduct research, experiments, investigations, analyses and studies in connection with all or any of the foregoing; to own, lease, establish, equip, maintain and operate service, repair and supply stations, agencies, branches, stores, factories and warehouses, at any place where the corporation may carry on any of its business; to manufacture, buy, sell, use, import, export or in any other manner deal in and with goods, wares and merchandise of every kind and description which it may be desirable or convenient to deal in, in connection with and for promoting or securing greater economies in the manufacture, sale, and dealing in any of the goods, equipment, appliances or devices.
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            To purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

            To acquire by purchase, exchange, concession, easement, contract, lease or otherwise to hold, own, use, control, manage, improve, maintain and develop, to mortgage, pledge, grant, sell, convey, exchange, assign, divide, lease, sublease, or otherwise encumber and dispose of, and to deal and trade in, real estate improved or unimproved, lands, leaseholds, options, concessions, easements, tenements, hereditaments and interests in real, mixed, and personal property, of every kind and description wheresoever situated, and any and all rights therein.

            To manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

            To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                  (a) inventions, devices, formulae, processes and any
            improvements and modifications thereof;

                  (b) letters patent, patent rights, patented processes,
            copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto:

                  (c) franchises, licenses, grants and concessions.


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            To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof: to enter into general partnerships, limited partnerships (whether the corporation be a limited or general partner), joint ventures, syndicates, pools, associations and other arrangements for carrying on of one or more of the purposes set forth in this Certificate of Incorporation, jointly or in common with others.

            To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

            To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

            To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever.

            To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terns and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the corporation, then owned or thereafter acquired.


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            To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

            To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

            To organize or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

            To conduct its business in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

            To carry out all or any part of the foregoing objects and purposes in any and all parts of the world and to conduct business in all or any of its branches as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entities located in or organized under the laws of any part of the world, either directly or indirectly as a member of any partnership, general or limited, and, in carrying out, conducting or performing its business and attaining or furthering any of its objects and purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to


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     exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein specified or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes and which might be engaged in or carried on by a corporation formed under the General Corporation Law and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law.

            The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in the State of Delaware or in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

            FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000), all of the par value of One Hundred Dollars ($100.00) each. All such shares are of one class and are designated as Common Stock. Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

            FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars.

            SIXTH: The name and place of residence of the incorporator is as follows:

            NAME                     PLACE OF RESIDENCE
            ----                     ------------------

      R. G. Dickerson,         229 S. State Street,   Dover, Delaware

            SEVENTH: The corporation is to have perpetual existence.

            EIGHTH: The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatever.

            NINTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation


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and of its directors and stockholders, it is further provided:

            1. The number of directors of the corporation shall be as specified in the By-Laws of the corporation, but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. In no event shall the number of directors be less than the minimum number prescribed by law. The election of directors need not be by ballot. Directors need not be stockholders.

            2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                  (a) To make, alter, amend, and repeal By-Laws, subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors.

                  (b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the corporation.

                  (c) Without the assent or vote of the stockholders, to
            authorize and issue obligations of the corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property.

                  (d) To establish bonus, profit-sharing or other types of
            incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

            In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of


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      Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the corporation.

            3. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the corporation.

            4. In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

            5. Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting powers at any meeting of stockholders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

            TENTH: With respect to the indemnification of directors, officers and others:

            1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust


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      or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 or 2, or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


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            4. Any indemnification under paragraphs 1 or 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

            5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon, receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

            6. The indemnification provided by this Article TENTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article TENTH.

            ELEVENTH: The holders of the Common Stock shall be entitled to purchase ratably according to their respective holdings any shares of capital stock (voting or non-voting) of the corporation hereafter sold or issued, excepting only shares issued in accordance with the Preorganization Subscription Agreement of the corporation.


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            TWELFTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.

            I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand and seal this 27th day of June, 1968.


                                          /s/ R.G. Dickerson [SEAL]
                                          ------------------

STATE OF DEALWARE  )
                   ) SS.
COUNTY OF KENT     )

            BE IT REMEMBERED that personally appeared before me, Nancy S. Truax, a Notary Public in and for the County and State aforesaid, R. G. Dickerson, the incorporator who signed the foregoing Certificate of Incorporation, known to me personally to be such, and I having made known to him the contents of said Certificate of Incorporation, he did acknowledge the same to be his act and deed, and that the facts therein stated are truly set forth.

            GIVEN under my hand and seal of office this 27th day of June, A. D. 1968.


                                        /s/ Nancy S. Traux
                                   ----------------------------
                                           Notary Public

                                                                   [SEAL]


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